EXHBIT 99.1

J.B. Poindexter & Co., Inc. Announces Death of Board Member — William J. Bowen

The following statement was issued today by John B. Poindexter, Chairman of the Board and CEO of J.B. Poindexter & Co., Inc.

“We are deeply saddened to report the death of William J. Bowen in Houston, Texas on March 20, 2011. Bill has been a valued member of our Board since 1988. Bill was a warm and cherished friend to all of us at J.B. Poindexter and Company and he will be greatly missed. Our Board of Directors and employees join Bill’s many friends in celebrating his lifetime accomplishments and offering our sincere condolences to his family.”

Mr. Bowen served as a Director of J.B. Poindexter & Co., Inc.  since 1988.  Mr. Bowen retired in 1992 as Chairman of the Board of Transco Energy Company, a diversified energy company based in Houston, Texas and served as Chief Executive Officer of Transco Energy from 1974 until his retirement from that position in 1987.

The Company has commenced the search for a new Director.